Exhibit 4.5

                               Dated: 1 March 2005


                          RULES OF THE FUTUREMEDIA PLC
                       2005 UNAPPROVED SHARE OPTION SCHEME
                                FOR NEW EMPLOYEES

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                                    CONTENTS

Clause                                                              Page Number


1.       Interpretation........................................................1

2.       Purpose and Participation.............................................4

3.       Number of Shares Subject to Options...................................5

4.       Rights to Exercise Options............................................5

5.       Lapse of Options......................................................5

6.       Exercise of Options...................................................6

7.       Take-overs, Reconstructions and Amalgamations.........................7

8.       Exchange of Options...................................................8

9.       Winding-Up...........................................................10

10.      Adjustment of Options................................................10

11.      Expenses.............................................................10

12.      Administration.......................................................11

13.      General..............................................................11

14.      Modifications and Alterations to the Scheme..........................11

15.      Termination..........................................................12

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                          RULES OF THE FUTUREMEDIA PLC
                       2005 UNAPPROVED SHARE OPTION SCHEME
                                FOR NEW EMPLOYEES

1.    Interpretation

1.1 In this Scheme the words and expressions set out below shall have the meanings specified against them unless otherwise specifically provided and any reference to a provision of an Act of Parliament shall include any modification, consolidation, re-enactment or extension of it:

      "Accounting Period"               means an accounting  reference period of
                                        the Company as defined by section 224 of
                                        the   Companies   Act   1985  or  a  new
                                        accounting   reference   period  of  the
                                        company as defined by section 225 of the Companies Act 1985;

      "Acquiring Company"               means a company which obtains control of
                                        the Company in accordance with Rule 8;

      the "Auditors"                    means the auditors for the time being of
                                        the Company or in the event of there being joint auditors such one of them as the Directors shall select;

      "Balance Option Certificate"      means  the  certificate   issued  to  an
                                        Option  Holder in  accordance  with Rule
                                        6.2;

      the "Company"                     means Futuremedia Public Limited Company
                                        (registered in England no. 1616681);

      "Control"                         bears   the   meaning   given   to  that
                                        expression by section 187 of the Income and Corporation Taxes Act 1988;

      "Date of Adoption"                means the date of the  adoption  of this
                                        Scheme by the Company;

      "Date of Grant"                   means the date upon which the  Directors
                                        resolve to grant an Option in accordance with Rule 2.2;

      "Directors"                       means the  Directors  for the time being
                                        of the company or the Directors  present
                                        at  a  duly  convened   meeting  of  the
                                        Directors   or  of  a   duly   appointed
                                        committee of the Directors at which a quorum is present;

                                       1
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      "Eligible Employee"               means  any  person  who,  at the Date of
                                        Grant, was not previously an employee or
                                        Director  of the  Company  (or,  in such
                                        case,  following  a bona fide  period of
                                        non-employment)   and  with  respect  to
                                        which any  grant  under  this  Scheme is
                                        made  as  an   inducement   material  to
                                        entering   into   Employment   with  the
                                        Company,  within  the  meaning of NASDAQ
                                        Marketplace Rule 4350(i)(1)(A)(iv) (or any successor rules, as applicable);

      "Employment"                      means  employment by the Company  and/or
                                        any Subsidiary and/or for the purpose of
                                        Rule  8  any  Acquiring   Company  or  a
                                        company   under  the   Control   of  the
                                        Acquiring Company but for the purpose of this Scheme excludes Employment during any period of notice of dismissal;

      "Exchange Act"                    means  the  United   States   Securities
                                        Exchange Act of 1934, as amended;

      "Issue or Re-Organisation"        means  any  issue  of  shares  or  other
                                        securities  of the  Company  and/or  any
                                        consolidation    or    sub-division   or
                                        reduction   of  share   capital  of  the
                                        Company and/or any other variation in the share capital of the Company which in the opinion of the Auditors justifies a variation in the number of shares subject to an Option or the Option Price of that Option;

      "Market Value"                    means the last sale  price of the Shares
                                        (which expression shall for the purposes
                                        of  this  definition   include  American
                                        Depositary Shares ("ADSs"), as evidenced
                                        by    American    Depositary    Receipts
                                        ("ADRs"), representing the Shares) as reported by the NASDAQ SmallCap Market
                                        (or any other national or international securities exchange on which the Shares are traded) on the relevant date or, if there is no reported sale of the Shares on the relevant date, the last sale price for the Shares immediately prior to the relevant date; and if the Shares are not Publicly Traded, the value of a Share as determined by the Directors or the Remuneration Committee;

                                       2
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      "Option"                          means a right  granted to subscribe  for
                                        Shares pursuant to this Scheme which is for the time being subsisting;

      "Option Certificate"              means a certificate  issued to an Option
                                        Holder in accordance with Rule 2.4;

      "Option Holder"                   means a person holding an Option;

      "Option Price"                    means the subscription price for a Share
                                        comprised in any Option which shall be determined by the Directors and, subject to Rule 10, shall be not less than the higher of:

                                        (a) the nominal value of a Share; or

                                        (b) the Market Value of a Share;

      "Ordinary Share Capital"          has the same  meaning as in Section  832
                                        of the Income and Corporation  Taxes Act
                                        1988;

      "Publicly Traded"                 means that Shares are  regularly  traded
                                        in a public market or a recognised investment exchange, or that a class of shares is required to be registered under Section 12 of the Exchange Act, or that shares of that class have been sold within the preceding 12 months in an underwritten public offering;

      "Remuneration Committee"          means  a  committee   of  the  board  of
                                        directors of the Company  appointed  for
                                        (inter   alia)   the   purpose   of  the
                                        administration   of   the   Scheme   and
                                        comprised    solely   of   non-executive
                                        Directors;

      the "Scheme"                      means   the    Futuremedia    PLC   2005
                                        Unapproved  Share Option  Scheme for New
                                        Employees  established by these Rules in
                                        its present form or as from time to time
                                        amended   in    accordance    with   the
                                        provisions hereof;

                                       3
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      "Securities Act"                  means the United States  Securities  Act
                                        of 1933, as amended;

      "Shares"                          means  fully  paid  ordinary  shares  of
                                        1-1/9p   each  in  the  capital  of  the
                                        Company;

      "Subsidiary"                      means a company which is a subsidiary of
                                        the   Company   within  the  meaning  of
                                        section 736 of the Companies Act 1985.

1.2 In these Rules, unless the context otherwise requires words denoting the singular number only shall include the plural number and words denoting the masculine gender shall include the feminine gender.

2.    Purpose and Participation

2.1 The Scheme is being established in accordance with Nasdaq Marketplace Rule 4350(i)(1)(A)(iv) for the purpose of granting Options exclusively to persons not previously employees or directors of the Company (or following a bona fide period of non-employment) as an inducement material to entering into employment with the Company, and otherwise in accordance with the applicable Nasdaq rules.

2.2 The Remuneration Committee shall in its absolute discretion determine which Eligible Employees shall be granted Options and the number of Shares which any Eligible Employee shall be granted Options upon.

2.3 The Directors shall, on such dates as they shall determine, grant such Options to such Eligible Employees as have been selected to receive Options. No Eligible Employee shall be entitled as of right to participate in the Scheme.

2.4 The Directors shall grant Options by resolutions. The date of such resolution shall be taken for all purposes of the Scheme as the Date of Grant in respect of the relevant Option unless otherwise determined by the Directors. On the Date of Grant or as soon as practicable thereafter the Directors shall issue to each such Eligible Employee an Option Certificate. No payment to the Company shall be required on the grant of an Option. The Option Certificate shall be in such form as the Directors shall from time to time determine and shall specify the number of Shares comprised in the Option, the Date of Grant, the Option Price, the date on which the Option will lapse and any exercise condition.

2.5 Any Eligible Employee to whom an Option is granted may by notice given in writing within 30 days after its Date of Grant renounce his rights thereto, in which event such Option shall be deemed for all purposes never to have been granted.

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2.6   Each Option  shall be personal to the Option  Holder to whom it is granted and other than a transfer to the Option Holder's personal representatives on death shall not be transferable, assignable or chargeable. Any other purported transfer, assignment, charge, disposal or dealing with the rights and interests of the Option Holder under this Scheme shall render the Option void.

3.    Number of Shares Subject to Options.

3.1 The number of Shares that may be the subject of awards under the Scheme shall not exceed an aggregate of 1,200,000 Shares. Shares subject to any Option that may no longer be exercised, expires unexercised, or is reacquired, surrendered or terminated in accordance with its terms or otherwise, shall no longer count towards the aggregate number of Shares which have been the subject of Options issued hereunder, and such number of Shares shall be subject to further Option grants under the Scheme.

4.    Rights to Exercise Options

4.1 In recommending the grant of Options, the Remuneration Committee may stipulate any conditions which shall apply to these Options and to their exercise, including, but not limited to:

      4.1.1 the date on which all or part of the Options all become exercisable; and

      4.1.2 the date on which an Option shall lapse,

      and the conditions stipulated by the Remuneration Committee shall apply to the Options granted in accordance with their recommendation.

4.2 Upon the death of an Option Holder any Option or Options held by him shall notwithstanding any exercise conditions specified at the date the Option is granted become and shall remain capable of exercise by his personal representative(s) but subject to the provisions of Rule 5.

5.    Lapse of Options

5.1 Insofar as it has not previously been exercised an Option shall lapse upon the earliest of the following:

      5.1.1 the date of lapse specified at the time that the Option is granted;

      5.1.2 the expiry of six months from the date of actual termination of the Option Holder's Employment (unless otherwise provided in the Option Certificate relating to the Option);

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      5.1.3 in the event of an Option Holder's death the expiry of twelve months from the date of the Option Holder's death; or

      5.1.4 the date on which an Option lapses pursuant to Rules 7 to 9.

6.    Exercise of Options

6.1   Options may be exercised in whole or in part.

6.2 In order to exercise an Option in whole or in part, the Option Holder (or as the case may be, his personal representative(s)) must deliver to the Secretary of the Company a notice in writing specifying the number of Shares in respect of which the Option is being exercised accompanied by payment in full for those Shares in respect of which the Option is exercised. Such notice shall take effect on the day it is delivered and such day shall constitute, for all purposes, the date of exercise of such Option. Such notice shall be given only in such form as the Company may from time to time prescribe. In the event of an Option being exercised in part only, the balance of the Option not thereby exercised shall continue to be exercisable in accordance with Rule 4 and the provisions of this Rule until such time as it shall lapse in accordance with the provisions of Rule 5 and the Company shall issue to the Option Holder a Balance Option Certificate in respect of that part of his Option which the Option Holder had elected not to exercise. A Balance Option Certificate shall state the remaining number of Shares over which the Option remains capable of exercise and shall be in such form as the Directors shall from time to time determine. The Option Certificate or any Balance Option Certificate previously issued to the Option Holder shall also be lodged with the Company on the exercise of any Option or any part thereof.

6.3 As soon as practicable and in any event not less than thirty days after receipt by the Company of such notice, Option Certificate or Balance Option Certificate and payment, the Shares in respect of which the Option has been exercised shall be issued by the Company upon definitive Share Certificates.

6.4 If, under the terms of a resolution passed or an announcement made by the Company prior to the date of exercise of an Option, a dividend is to be paid or is proposed to be paid to the holders of Shares on the register of members in respect of a record date prior to such date of exercise, the Shares to be allotted upon such exercise will not rank for such dividend. Subject as aforesaid, the Shares so to be allotted shall be identical and rank pari passu in all respects with the fully paid shares of the same class in issue on the date of such exercise.

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6.5   The Company has  registered  the Shares under the Exchange Act.  Until the
      Company registers the Shares issuable upon exercise of Options with the United States Securities and Exchange Commission ("SEC") under the Securities Act, the Shares issuable upon exercise of Options granted pursuant to the Scheme may be "restricted securities" within the meaning of the Securities Act (or otherwise subject to restrictions on transfer under the Securities Act) and, in which case, may not be publicly sold, transferred or otherwise disposed of unless subsequently registered under the Securities Act or unless an exemption from registration is then available. Unless Shares issuable upon exercise of an Option have been registered under the Securities Act, any certificates evidencing the Shares will bear the following restrictive legend:

                    The Shares represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended ("Act"), or the securities laws of any other jurisdiction, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner unless they are registered under such Act and the securities laws of any applicable jurisdictions or unless exemptions from such registration are available.

7.    Take-overs, Reconstructions and Amalgamations

7.1 Subject to the provisions of Rule 7.2, if an offer is made to all shareholders to acquire the whole or a majority of the issued Shares, notice thereof shall be given by the Company to all Option Holders, and an Option Holder or (as the case may be) his personal representatives(s) shall at any time within six months of the offeror (together with any person acting with him) obtaining Control of the Company be entitled to exercise his Option in full (whether or not such Option would have otherwise been fully vested at the time of such exercise but provided such exercise is before the expiry of the date upon which the Option lapses in accordance with the provisions of Rule 5). All Options remaining unexercised at the expiry of the said period of six months shall lapse.

7.2 If, during the period of six months referred to in Rule 7.1 the offeror becomes entitled to exercise the rights of compulsory acquisition of Shares pursuant to sections 428-430 of the Companies Act 1985 (or any statutory modification or re-enactment thereof) and gives notice in writing to all Option Holders of its intention to exercise such rights as regards all Shares issued pursuant to Options exercised prior to a specified date (not being earlier than one month after the date of such notice), Options shall remain exercisable in accordance with Rule 7.1 until the specified date subject always to the provisions of Rule 5 and subject to such compulsory rights of acquisition in fact being exercised in accordance with such notice. Options shall lapse at the specified date to the extent that they have not then been exercised.

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

7.3 If under section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purpose of or in connection with a scheme for the reconstruction of the Company, or its amalgamation with any other company or companies notice thereof shall be given by the Company to all Option Holders and an Option Holder or (as the case may be) his personal representative(s) shall at any time within six months of such compromise or arrangement being sanctioned by the Court be entitled to exercise his Option in full (whether or not such Option would have otherwise been fully vested at the time of such exercise but provided that it is before the date upon which the Option lapses in accordance with the provisions of Rule 5). On expiry of the said period of six months Options will lapse immediately.

8.    Exchange of Options

8.1   If an Acquiring Company:

      8.1.1 obtains Control of the Company as a result of making:

           8.1.1.1 a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

            8.1.1.2 a general offer to acquire all the Shares; or

      8.1.2 obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985; or

      8.1.3 becomes bound or entitled to acquire the Ordinary Shares under sections 428 to 430 of the Companies Act 1985 any Option Holder may at any time within the appropriate period, by agreement with the Acquiring Company, release each subsisting Option he holds which has not lapsed in accordance with any other provisions of these Rules ("the Old Option") in consideration of the grant to him of a new Option ("the New Option") which complies with Rule 8.3.

8.2   In Rule 8.1 above "the appropriate period" means:

      8.2.1 in a case falling within sub-paragraph 8.1.1, the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made is satisfied;

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      8.2.2 in a case  falling  within  sub-paragraph  8.1.2,  the period of six months beginning with the time when the court sanctions the compromise or arrangement; and

      8.2.3 in a case falling within sub-paragraph 8.1.3, the period during which the Acquiring Company remains bound or entitled as mentioned in that paragraph.

8.3   The New Option must:

      8.3.1 be over shares in the Acquiring Company, a company having Control over the Acquiring Company or a Company which is or has Control of a Company which is a member of a consortium owning either the Acquiring Company or a Company having Control of the Acquiring Company. Accordingly, with effect from the release of the Old Option and in relation to the New Option in Rules 4 to 12 inclusive references to "the Company" (including any such references which occur in expressions which are defined in Rule 1 and used in these Rules) shall be construed as if they were references to the "Acquiring Company" and references in the Rules to "Shares" (with the exception of Rule 2) shall be construed as if they were references to shares in the Acquiring Company or, as the case may be, such other company in respect of whose shares the New Option is granted;

      8.3.2 either constitute the right to acquire such number of Shares as has on the acquisition of the new Option an aggregate market value equal to the aggregate market value of the Shares the subject of the Old Option on its release (market value for this purpose being established as provided in the definition of "Market Value" in Rule
            1.1 with substitution of a reference to "the date of acquisition and disposal" for the reference to "the three dealing days preceding the relevant Date of Grant");

      8.3.3 have an Option Price such that the aggregate Option Price payable on complete exercise equals the aggregate Option Price which would have been payable on complete exercise of the Old Option; and

      8.3.4 be otherwise identical in terms to the Old Option.

8.4 The New Option shall, for all other purposes of the Scheme, be treated as having been acquired at the same time as the Old Option in consideration of the release of which it is granted.

8.5 Notwithstanding any other provision of the Scheme, the Directors may, at any time in their sole discretion and without the consent of any Option Holder, by resolution determine that Options granted under the Scheme shall be governed by the rules of another option scheme, in which case the Options shall thereafter be governed by the rules of such other scheme and the Scheme shall be deemed to be terminated; provided, however, that under no circumstances shall any actions pursuant to this Rule 8.5 result in any material adverse change in the benefits to any Option Holder under the Scheme or any Option.

                                       9
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9.    Winding-Up

9.1 If an effective resolution of the Company in general meeting for the voluntary winding-up of the Company is passed before the date upon which an Option lapses in accordance with the provisions of Rule 6 such Option shall thereupon become and shall remain capable of exercise for the period of twenty-eight days after such resolution becomes effective (at the end of which period all Options shall lapse immediately), provided that such Option is so exercised before the date upon which it lapses in accordance with the provisions of 5. If such resolution is duly passed, Option Holders who have previously exercised their Options (or who do so during the said period of twenty-eight days) having duly delivered payment therefore and having delivered their Option Certificate or Balance Option Certificate shall be entitled to share in the assets of the Company but all other Options shall lapse.

9.2 An Option shall lapse immediately in the event of the Company being wound-up otherwise than in the event of a voluntary winding-up.

10.   Adjustment of Options

10.1 Upon the occurrence of an Issue or Re-organisation, the maximum numbers of shares, and/or the number or nominal value of shares comprised in each Option and/or the Option Price thereunder may be adjusted in such manner as the Directors (with the written confirmation of the Auditors that in their opinion the adjustments proposed are fair and reasonable) may deem appropriate. Notice of any such adjustments shall be given to the Option Holders by the Directors who may at their discretion call in Option Certificates or Balance Option Certificates for endorsement or replacement.

11.   Expenses

11.1 Any expenses of the Company involved in any issue of Shares in the name of any Option Holder or his personal representative(s) or nominee(s) shall be payable by the Company.

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

12.   Administration

12.1 Any notification or other notice in writing which the Company is required to give, or may desire to give, to any Eligible Employee or Option Holder (or his personal representative(s)) in pursuance of this Scheme shall be sufficiently given if delivered to him by hand or sent through the post in prepaid cover addressed to the Eligible Employee or Option Holder (or his personal representative(s)) at the last address known to the Company as being his address. Any certificate, notification or other notice in writing required to be given to the Company or the Secretary of the Company shall be properly given if sent to or delivered to the Company at its registered office. Any notification, certificate or other notices sent by post shall be deemed delivered on the second working day following the date of posting. All notices, documents, or certificates given by or to an Eligible Employee or Option holder (or his personal representative(s)) shall be sent at his risk.

12.2 Option Holders (or their personal representative (s)) shall have made available to them copies of all notices and other documents sent by the Company to its holders of Shares generally.

13.   General

13.1 The Directors shall at all times keep available for issue such authorised and unissued Shares as may be required to meet the subsisting subscription rights of Option Holders.

13.2 The decision of the Directors in any dispute or question relating to any Option shall be final and conclusive, subject to the written confirmation of the Auditors whenever required under the provisions of this Scheme.

13.3 Participation in this Scheme by an Option Holder is a matter entirely separate from any pension right or entitlement he may have and from his terms or conditions of Employment and participation in this Scheme shall in no respects whatever affect in any way an Option Holder's pension rights or entitlement or terms or conditions of Employment. In particular (but without limiting the generality of the foregoing words) any Option Holder who leaves Employment shall not be entitled to any compensation for any loss of any right of benefit or prospective right or benefit under this Scheme which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract or by way of compensation for loss of office or otherwise howsoever.

14.   Modifications and Alterations to the Scheme

14.1 The Rules of this Scheme may at any time and in any respects be modified or altered by resolution of the Directors.

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

15.   Termination

15.1 The Company in general meeting or the Directors may at any time resolve to terminate this Scheme in which event no further Options shall be granted but the provisions of this Scheme shall in relation to Options then subsisting continue in full force and effect.


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